UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: September 18, 2013
(Date of earliest event reported)

DARDEN RESTAURANTS, INC.
(Exact name of registrant as specified in its charter)

Commission File Number: 1-13666

Florida	59-3305930
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
1000 Darden Center Drive, Orlando, Florida 32837
(Address of principal executive offices, including zip code)
(407) 245-4000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

Darden Restaurants, Inc. (the “Company”) issued a news release dated September 20, 2013, entitled “Darden Restaurants Reports First Quarter Diluted Net Earnings Per Share; Declares Its Quarterly Dividend; Announces a Reduction in Operating Support Spending; And Affirms Diluted Net Earnings Per Share Outlook For The Full Fiscal Year,” a copy of which is furnished as Exhibit 99 to this Current Report on Form 8-K.

The information in this Item 2.02 in this Current Report on Form 8-K, including Exhibit 99 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information in this Item 2.02 of this Current Report on Form 8-K shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 18, 2013, at the 2013 Annual Meeting of Shareholders of Darden Restaurants, Inc. (the “Company”), the amended Darden Restaurants, Inc. 2002 Stock Incentive Plan (the “Amended Plan”) was approved by the Company's shareholders and became effective upon such approval. Like the prior version of the plan, the Amended Plan authorizes the grant of stock options (including both incentive and non-qualified stock options), stock appreciation rights, restricted stock, restricted stock units, dividend equivalents, stock awards and other stock-based awards to employees, officers, consultants, advisors and non-employee directors who provide service to the Company or its affiliates and who the Compensation Committee of the Board of Directors determines are eligible persons. The Compensation Committee also administers the Amended Plan. The Amended Plan approved by the Company's shareholders had the following changes:

•	Increased the maximum number of shares that are authorized for issuance under the 2002 Plan from 18,300,000 to 25,100,000;

•
Clarified that certain shares, including those tendered by a holder of an award or withheld by the Company in payment of the exercise price of an option, and shares tendered by the holder of an award or withheld by the Company to satisfy any tax withholding obligation with respect to an option or stock appreciation right, shall not be added to the shares authorized for grant and will not be available for future grants of awards under the Plan;

•
Clarified that dividend equivalents with respect to restricted stock units or other stock-based awards with performance-based vesting that are based on cash dividends paid by the Company prior to the vesting of such award shall only be paid out to the holder of such award to the extent that the performance-based vesting conditions are subsequently satisfied and the award vests; and

•
Stated explicitly that upon vesting of any Darden Stock Units (United States) or Performance Stock Units (United States) (as defined in the amended 2002 Plan) granted on or after July 1, 2008, the Company shall make a cash payment as provided in the applicable award agreement, and such units may not be convertible into or require the issuance of Company common shares upon vesting.

This summary of the Amended Plan is qualified in its entirety by reference to the full text of the Amended Plan, a copy of which is attached as Exhibit 10 and incorporated by reference herein. A further description of the terms of the Amended Plan can be found under “Proposal 2 - Approval of Darden Restaurants, Inc. 2002 Stock Incentive Plan, as Amended” in the Company's definitive proxy statement which was filed with the Securities and Exchange Commission on August 6, 2013, which, together with Appendix A to such proxy statement, are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
*10	Amended Darden Restaurants, Inc. 2002 Stock Incentive Plan
99
News release dated September 20, 2013, entitled “Darden Restaurants Reports First Quarter Diluted Net Earnings Per Share; Declares Its Quarterly Dividend; Announces a Reduction in Operating Support Spending; And Affirms Diluted Net Earnings Per Share Outlook For The Full Fiscal Year.”

* Management contract or compensatory plan or arrangement required to be filed as an exhibit pursuant to Item 601 (b)(10)(iii)(A) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARDEN RESTAURANTS, INC.

By:	/s/ C. Bradford Richmond
C. Bradford Richmond
Senior Vice President and Chief Financial Officer
Date: September 20, 2013

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
*10	Amended Darden Restaurants, Inc. 2002 Stock Incentive Plan
99
News release dated September 20, 2013, entitled “Darden Restaurants Reports First Quarter Diluted Net Earnings Per Share; Declares Its Quarterly Dividend; Announces a Reduction in Operating Support Spending; And Affirms Diluted Net Earnings Per Share Outlook For The Full Fiscal Year.”

* Management contract or compensatory plan or arrangement required to be filed as an exhibit pursuant to Item 601 (b)(10)(iii)(A) of Regulation S-K.

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